UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2008

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code: (617) 517-3252

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ON FEBRUARY 12, 2008, GLOBAL BPO SERVICES CORP. (“GBPO”) FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A PRELIMINARY PROXY STATEMENT IN CONNECTION WITH ITS PROPOSED MERGER WITH STREAM HOLDINGS CORPORATION (“STREAM”) AND INTENDS TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO GBPO STOCKHOLDERS. STOCKHOLDERS OF GBPO AND OTHER INTERESTED PERSONS ARE ADVISED TO READ GBPO’S PRELIMINARY PROXY STATEMENT, AMENDMENTS THERETO AS THEY BECOME AVAILABLE, AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED BY GBPO WITH THE SEC IN CONNECTION WITH GBPO’S SOLICITATION OF PROXIES FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED MERGER BECAUSE THESE DOCUMENTS CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT STREAM, GBPO AND THE PROPOSED MERGER. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED MERGER. STOCKHOLDERS MAY OBTAIN A COPY OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, WHEN AVAILABLE, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: GLOBAL BPO SERVICES CORP., 125 HIGH STREET, 30TH FLOOR, BOSTON, MA 02110, TELEPHONE (617) 517-3252.

GBPO AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM GBPO’S STOCKHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN GBPO IS CONTAINED IN GBPO’S PROSPECTUS DATED OCTOBER 17, 2007, WHICH IS FILED WITH THE SEC, AND IS ALSO CONTAINED IN GBPO’S PRELIMINARY PROXY STATEMENT. GBPO’S STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE PROPOSED MERGER BY READING GBPO’S PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

Item 8.01. Other Events.

On June 26, 2008, Global BPO Services Corp. (“GBPO”) issued a press release announcing that it has set the close of business on July 3, 2008 as the record date for determining the stockholders entitled to receive notice of and vote at GBPO’s upcoming Annual Meeting of Stockholders, which will be held on Tuesday July 29, 2008 at 8:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109. At the meeting, stockholders will vote on, among other things, the proposed acquisition of Stream Holdings Corporation and the proposed equity investment by Ares Corporate Opportunities Fund II, LP.

A copy of the June 26, 2008 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

The following document is included as an exhibit to this report:

99.1	Press release of Global BPO Services Corp. dated June 26, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2008

GLOBAL BPO SERVICES CORP.

By: /s/ R. Scott Murray

Name: R. Scott Murray

Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Global BPO Services Corp. dated June 26, 2008.

Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL BPO SERVICES CORP. ANNOUNCES RECORD DATE AND

ANNUAL SHAREHOLDER MEETING DATE

BOSTON, MA. – June 26, 2008 – Global BPO Services Corp. (AMEX:OOO.U) (“Global BPO”) announced today that it has set the close of business on July 3, 2008 as the record date for determining the stockholders entitled to receive notice of and vote at its upcoming Annual Meeting. The Annual Meeting of the Stockholders will be held on Tuesday July 29, 2008 at 8:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, 02109. At the meeting, stockholders will vote on, among other things, the proposed acquisition of Stream Holdings Corporation and the proposed equity investment by Ares Corporate Opportunities Fund II, LP.

For more information contact:

Sheila M. Flaherty,

Executive Vice President

& General Counsel

617-517-3252

sheilaflaherty@globalbpo.biz

About Global BPO Services Corp.

Global BPO has filed with the U.S. Securities and Exchange Commission (SEC) a preliminary proxy statement, as amended, in connection with the proposed acquisition of Stream and plans to mail a definitive proxy statement and other relevant documents to Global stockholders once the proxy statement is declared effective by the United States Securities & Exchange Commission. Stockholders of Global BPO and other interested persons are advised to read, when available, Global BPO’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Global BPO’s solicitation of proxies for the special meeting to be held to approve the acquisition because these proxy statements will contain important information about Global BPO, Stream and the proposed acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Global BPO Services Corp., 125 High Street, 30th Floor, High Street Tower, Boston, MA 02110, telephone (617) 517-3248.

Global BPO is a special purpose acquisition corporation (a “SPAC”) formed in June of 2007 for the purpose of acquiring a business process outsourcing company. Global BPO consummated its initial public offering on October 23, 2007. Subject to completion of its pending acquisition of Stream, Global BPO as a SPAC has not yet commenced any material business activities.

Additional Information

Global BPO and its directors and its officers may be deemed participants in the solicitation of proxies from Global BPO’s stockholders. A list of the names of those directors and the officers and descriptions of their interests in Global BPO is contained in Global BPO’s prospectus dated October 18, 2007, which is filed with the SEC, and will also be contained in Global BPO’s proxy statement when it becomes available. Global BPO’s stockholders may obtain additional information about the interests of its directors and officers in the acquisition by reading Global BPO’s proxy statement.

Upon commencement of the tender offer, Global BPO will file with the SEC a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related documents. Shareholders should read the offer to purchase and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer.

Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from Global BPO at the address shown above.

Forward-looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management Global BPO concerning the proposed acquisition of Stream and other future events and their potential effects on Global BPO and Stream. The statements, analyses, and other information contained herein relating to the proposed acquisition, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: (1) whether the shareholders of Global BPO approve the proposed acquisition and proposed sale of preferred stock; (2) the satisfaction of the other conditions to closing specified in both the merger agreement and preferred stock purchase agreement; (3) the ability of Global BPO to obtain all necessary stockholder approvals prior to the termination of the merger agreement and preferred stock purchase agreement (October 1, 2008); and (4) the closing of Global BPO’s proposed bank credit facility. The ability of Global BPO and Stream to achieve forecasted results are subject to various risks and uncertainties, including: (1) the ability to successfully combine the businesses of Global BPO and Stream; (2) operating costs and business disruption following the acquisition, including adverse effects on relationships with employees; (3) changes in the stock market and interest rate environment that affect revenues; (4) the ability of Stream to retain its existing customers and attract new customers following the closing; (5) retention of key employees following closing; (6) general economic conditions such as inflation or recession; (7) general political and social conditions such as war, political unrest and terrorism; (8) ability to maintain or increase billing and utilization rates; (9) success of expansion internationally; (10) competition; (11) ability to move the product mix into higher margin businesses; (12) operating Stream as a public company; (13) healthcare and benefit cost management; and (14) currency fluctuation and exchange rate adjustments. The foregoing is intended only to identify certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us and to be filed in the future by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements to reflect subsequent events or circumstances.